                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                  Form 8-K/A#3


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  August 16, 1993



                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY


     A New York               Commission File          I.R.S. Employer
     Corporation                 No. 1-1105            No. 13-4924710


            32 Avenue of the Americas, New York, New York 10013-2412

                        Telephone Number (212) 387-5400

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

Item 5.  Other Events.

     On August 16, 1993, American Telephone and Telegraph Company ("AT&T") and McCaw Cellular Communications, Inc. ("McCaw") entered into a definitive merger agreement (the "Merger Agreement"). The Merger Agreement provides for the merger of McCaw and a subsidiary of AT&T (the "Merger"), as a result of which McCaw will become a wholly owned subsidiary of AT&T. (See
Item 5. Other Information in Part II of the registrant's Form 10-Q for the period ended June 30, 1993.)

     AT&T has the following effective registration statements on Form S-3 for continuous offerings under Rule 415 of the Securities Act of 1933:

     (1) Shareowner Dividend Reinvestment and Stock Purchase Plan (R.S. No. 33-49093); and

     (2)  $2,600,000,000 Notes and Warrants (R.S. No. 33-49589)

     AT&T is filing the following information as required by Item 11(b)of Form S-3.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.


     (a)  Financial statements of businesses to be merged.

The following financial information is taken from McCaw's Annual Report on Form 10-K for the year ended December 31, 1993 as filed with the Securities and Exchange Commission. Further information with respect to certain of the transactions and matters discussed below may be found in such Annual Report.

                                                                  Page
     (1)  Report of Arthur Andersen & Co., Independent
          Public Accountants                                       F-1

     (2)  Report of Ernst & Young, Independent Auditors            F-2

     (3)  Consolidated Balance Sheets as of December 31,
          1993 and 1992                                            F-3

     (4)  Consolidated Statements of Operations for the
          Years Ended December 31, 1993, 1992 and 1991             F-5

     (5)  Consolidated Statements of Changes in
          Stockholders' Investment (Deficiency) for the
          Years Ended December 31, 1993, 1992 and 1991             F-7

     (6)  Consolidated Statements of Cash Flows for the
          Years Ended December 31, 1993, 1992 and 1991             F-9

     (7)  Notes to Consolidated Financial Statements for
          December 31, 1993                                        F-12

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                                                                  Page

     (b)  Pro Forma Financial Information.

     (1)  Unaudited Pro Forma Combined Financial Statements        F-48

     (2)  Unaudited Pro Forma Combined Statement of Income for
          the Year Ended December 31, 1993.                        F-49

     (3)  Unaudited Pro Forma Combined Balance Sheet at December
          31, 1993                                                 F-51

     (4)  Notes to Unaudited Pro Forma Combined Financial
          Statements                                               F-53

     (c)  Exhibits

          Exhibit
          Number

          23.1 Consent of Arthur Andersen & Co.

          23.2 Consent of Ernst & Young

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                    Report of Independent Public Accountants


To McCaw Cellular Communications, Inc.:

We have audited the accompanying consolidated balance sheets of McCaw Cellular Communications, Inc. (a Delaware corporation) and subsidiary companies as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' investment (deficiency) and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of LIN Broadcasting Corporation and subsidiaries, which statements reflect assets of 32 percent of the 1993 and 1992 consolidated assets and net revenues of 34 percent, 35 percent, and 36 percent for 1993, 1992 and 1991 consolidated net revenues, respectively. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of McCaw Cellular Communications, Inc. and subsidiary companies as of December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the three years in the period ended December 31,1993 in conformity with generally accepted accounting principles.

As explained in Note 1 to the financial statements, the Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," by applying it retroactively effective January 1, 1991.

                              ARTHUR ANDERSEN & CO.

Seattle, Washington
March 30, 1994

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS


Board of Directors and Stockholders of
  LIN Broadcasting Corporation


We have audited the consolidated balance sheets of LIN Broadcasting Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the consolidated financial position of LIN Broadcasting Corporation and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



                                              Ernst & Young

Seattle, Washington
February 4, 1994

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992
                (Dollars In Thousands, Except Per Share Amounts)

                                     ASSETS
                                                    1993        1992
                                                    ----        ----
Current assets:
Cash and cash equivalents                       $138,908      $201,606
Marketable securities                             57,661       168,306
Accounts receivable, net of allowance
       for doubtful accounts
       (1993, $36,682; 1992, $31,298)            326,584       250,265
Other                                            106,041        51,917
                                               ---------     ---------
Total current assets                             629,194       672,094

Property and equipment, net of
       accumulated depreciation and
       amortization (1993, $784,330;
       1992, $494,322)                         1,616,480     1,439,058
Licensing costs, net of accumulated
       amortization (1993, $505,303;
       1992, $407,169)                         3,994,511     3,991,928
Other intangible assets, net of
       accumulated amortization
       (1993, $221,152; 1992, $365,717)          768,481       804,963
Investments                                    1,960,863     1,856,669
Other assets                                      95,400       190,733
                                               ---------      --------
                                              $9,064,929    $8,955,445
                                              ==========     =========

                                  (continued)

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992
                (Dollars In Thousands, Except Per Share Amounts)
                                  (continued)

                    LIABILITIES AND STOCKHOLDERS  DEFICIENCY

                                                  1993          1992
                                                  ----          ----
Current liabilities:
       Current portion of long-term debt        $158,925       $90,906
       Accounts payable                          159,129       124,339
       Accrued expenses                          333,481       326,052
       Unearned revenues and customer
         deposits                                 69,118        59,123
                                               ---------     ---------
           Total current liabilities             720,653       600,420

Long-term debt, net of
       current portion                         4,989,746     5,562,393
Net deferred tax liability                     1,955,687     1,899,581
Other noncurrent liabilities                     131,499       131,844
                                               ---------     ---------
           Total liabilities                   7,797,585     8,194,238
                                               ---------     ---------
Commitments and contingencies

Redeemable preferred stock of
       a subsidiary                            1,305,248     1,170,948
                                               ---------     ---------
Stockholders  deficiency:
       Preferred stock, $0.01 par:
         Authorized 10,000,000 shares;
         none issued
       Common stock, $0.01 par:
         Class A:  Authorized 400,000,000
           shares; issued and outstanding,
           1993, 148,411,196;
           1992, 124,769,731                      1,484         1,247
         Class B:  Authorized 200,000,000
           shares; issued and outstanding,
           1993, 60,142,047;
           1992, 61,356,282                         602           614
       Additional paid-in capital             2,888,565     2,244,637
       Deficit                               (2,928,555)   (2,656,239)
                                              ---------     ---------
           Total stockholders
           deficiency                           (37,904)     (409,741)
                                               ---------     ---------
                                             $9,064,929    $8,955,445
                                              ==========    =========
                See notes to consolidated financial statements.

Form 8-K/A#3                                             American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                            (Dollars In Thousands, Except Per Share Amounts)
                                                  1993           1992            1991
                                                  ----           ----            ----
Net revenues                                   $2,194,810     $1,743,336      $1,365,571
                                                ---------      ---------       ---------
Expenses:
     Operating                                  1,385,231      1,079,116         888,419
     Corporate                                     22,343         19,529          16,514
     Depreciation                                 225,239        179,747         143,231
     Valuation loss on equipment                  123,559             --              --
     Amortization of intangible assets            178,360        205,452         201,617
                                                ---------      ---------       ---------
                                                1,934,732      1,483,844       1,249,781
                                                ---------      ---------       ---------
Income from operations                            260,078        259,492         115,790
                                                ---------      ---------       ---------
Other income (expense):
     Interest expense                            (394,187)      (490,040)       (577,992)
     Gain on dispositions of assets, net          141,180          2,530         249,479
     Interest income                               21,680         17,892          30,072
     Equity in income of unconsolidated
          investees                                71,071         40,177          22,874
     Other                                        (76,265)            --           6,241
                                                ---------      ---------       ---------
                                                 (236,521)      (429,441)       (269,326)
                                                ---------      ---------       ---------
Income (loss) before income taxes,
     minority interest, extraordinary item
     and cumulative effect of the
     change in accounting for income taxes         23,557       (169,949)       (153,536)
Income tax (expense) benefit                      (97,919)        34,992          26,817
                                                 --------      ---------       ---------
Loss before minority interest,
     extraordinary item and cumulative
     effect of the change in
     accounting for income taxes                  (74,362)      (134,957)       (126,719)
                                               (continued)

Form 8-K/A#3                                             American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                            (Dollars In Thousands, Except Per Share Amounts)
                                                       1993           1992           1991
                                                       ----           ----           ----
Minority interest:
       Income of consolidated subsidiaries          $(18,620)       $(16,349)       $(14,000)
       Provision for preferred stock dividend
          of a subsidiary                           (134,300)       (134,300)       (134,300)
                                                    ---------       ---------       ---------
Loss before extraordinary item and
       cumulative effect of the change
       in accounting for income taxes               (227,282)       (285,606)       (275,019)

Extraordinary item: Loss on early
       extinguishment of debt, net of
       income tax benefit                            (45,034)             --              --
Cumulative effect of the change in
       accounting for income taxes                        --              --      (1,956,346)
                                                    ---------       ---------       ---------
Net loss                                           $(272,316)      $(285,606)    $(2,231,365)
                                                   ==========      ==========    ============
Weighted average number of common and
       common equivalent shares outstanding       202,948,471     182,675,314     181,487,069
                                                  ===========     ===========     ===========
Per share amounts:
       Loss before extraordinary item and
          cumulative effect of the change in
          accounting for income taxes                 $(1.12)         $(1.60)         $(1.62)
       Extraordinary item: Loss on early
          extinguishment of debt, net of
          income tax benefit                           (0.22)             --              --
       Cumulative effect of the change in
          accounting for income taxes                     --              --          (10.78)
                                                    ---------       ---------       ---------
Net loss                                              $(1.34)         $(1.60)       $ (12.40)
                                                    =========       =========       =========
                             See notes to consolidated financial statements.

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993


                      McCAW CELLULAR COMMUNICATIONS, INC. AND SUBSIDIARY COMPANIES
               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS  INVESTMENT (DEFICIENCY)
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                         (Dollars In Thousands)
                                          Common Stock
                           -----------------------------------------                                    Total
                                Class A            Class B                      Additional                stockholders'
                           -------------------            ------------------         paid-in                  investment
                           Shares       Amount            Shares      Amount         capital     Deficit     (deficiency)
                           ------       ------            ------      ------       ----------    -------     -----------

Balance, December 31,
  1990                   112,810,611    $1,128   66,389,937    $664        $2,156,722    $(113,803)   $2,044,711
Stock issued               2,462,761        25                                 60,448                     60,473
Options exercised
  and related income
  tax benefits                67,071         1      548,399       5             6,771                      6,777
Conversion of common
  stock                    5,865,342        58   (5,865,342)    (58)
Compensation attributable
  to stock options
  vesting                                                                       2,226                      2,226
Net loss                                                                                (2,231,365)   (2,231,365)
Accretion of mandatory
  repurchase obligation,
  net                                                                                      (18,445)      (18,445)
                           ---------  ---------   --------- ---------       ---------    ---------      ---------
Balance, December 31,
  1991                   121,205,785     1,212   61,072,994     611         2,226,167   (2,363,613)     (135,623)
Stock issued                  94,751         1                                  2,245                      2,246
Options exercised            231,734         2    3,520,749      35            12,281                     12,318
Conversion of
  common stock             3,237,461        32   (3,237,461)    (32)
Compensation attributable
  to stock options
  vesting                                                                       3,944                      3,944
Net loss                                                                                  (285,606)     (285,606)
Accretion of mandatory
  repurchase obligation,
  net                                                                                       (7,020)       (7,020)
                           ---------  ---------       ---------  ---------  ---------    ---------      ---------
                                               (continued)
/TABLE

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC. AND SUBSIDIARY COMPANIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS  INVESTMENT (DEFICIENCY) (continued)
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                         (Dollars In Thousands)

                                          Common Stock
                           ----------------------------------------                                     Total
                                Class A            Class B                     Additional                 stockholders'
                           -------------------    ------------------          paid-in                   investment
                           Shares       Amount    Shares      Amount          capital      Deficit     (deficiency)
                           ------       ------    ------      ------        ----------     -------     -----------

Balance, December 31,
  1992                   124,769,731    $1,247  61,356,282     $614         $2,244,637  $(2,656,239)   $(409,741)
Stock issued              20,655,667       207                                 614,511                   614,718
Options exercised          1,198,563        12     573,000        6             27,635                    27,653
Conversion of
  common stock             1,787,235        18  (1,787,235)     (18)
Compensation attributable
  to stock options
  vesting                                                                        1,782                     1,782
Net loss                                                                                   (272,316)    (272,316)
                           ---------  ---------  ---------  ---------        ---------     ---------    ---------
Balance, December 31,
  1993                   148,411,196    $1,484  60,142,047     $602         $2,888,565  $(2,928,555)    $(37,904)
                          ==========    ======  ==========      ====        ==========   ===========    =========






                             See notes to consolidated financial statements.
/TABLE

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993

                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                         (Dollars In Thousands)
                                                           1993                1992                  1991
                                                           ----                ----                  ----

Operating activities:
   Net loss                                             $(272,316)            $(285,606)            $(2,231,365)
                                                        ----------            ----------             ----------
   Adjustments to reconcile net loss
      to net cash provided by operating
      activities:
        Depreciation and amortization                     403,599               385,199                 344,848
        Gain on dispositions of assets, net              (141,180)               (2,530)               (249,479)
        Cumulative effect of change in
          accounting for income taxes                          --                    --               1,956,346
        Equity in income of unconsolidated
          investees                                       (71,071)              (40,177)                (22,874)
        Premium on early extinguishment of debt            48,131                    --                      --
        Valuation loss and other                          206,146                    --                  (6,241)
        Minority interest:
          Income of consolidated subsidiaries              18,620                16,349                  14,000
          Provision for preferred stock
            dividend of a subsidiary                      134,300               134,300                 134,300
        Amortization of costs associated with
          long-term debt                                   25,430                41,173                  57,812
        Changes in operating assets and
          liabilities:
          Accounts receivable, net                        (85,105)              (47,065)                (50,565)
          Other current assets                            (50,265)              (10,231)                 46,038
          Accounts payable                                 36,455                16,276                  26,427
          Accrued expenses                                 (2,866)               11,439                  82,531
          Unearned revenues and customer
            deposits                                       11,927                14,599                  12,412
          Net deferred tax liability                       28,532               (77,860)                (46,703)
          Other noncurrent liabilities                      2,402                 1,810                   3,400
        Other                                               1,783                 3,944                  23,770
                                                       ----------            ----------              ----------
                                                          566,838               447,226               2,326,022
      Net cash provided by                             ----------            ----------              ----------
        operating activities                              294,522               161,620                  94,657
                                                       ----------            ----------              ----------
                                               (continued)
/TABLE

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993

                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                         (Dollars In Thousands)
                                          1993           1992           1991
                                          ----           ----           ----
Investing activities:
     Purchase or acquisition of:
        Cellular systems, net           $     --         $(106,384)         $     --
        Marketable securities           (300,076)      (176,966)      (403,690)
        Property and equipment, net     (594,923)      (394,743)      (516,245)
        Licensing costs                  (89,257)       (19,542)       (14,872)
        Other intangible assets, net        (878)       (15,974)        (8,476)
        Other assets                      (1,921)       (15,946)       (14,796)
        Minority interests               (41,169)          (679)        (7,585)
     Investments in and advances to
        unconsolidated investees         (47,580)       (44,766)       (22,714)
     Sale or redemption of:
        Cellular systems, net            185,621                --           360,586
        Marketable securities            411,895        267,824        224,158
     Distributions from investments      116,860         89,290         63,411
     Contributions from minority
        interest holders                  35,290         13,471         11,992
     Other investing activities, net         454        (10,094)         7,064
                                        ---------      ---------      ---------
            Net cash used in investing
              activities                (325,684)      (414,509)      (321,167)
                                        ---------      ---------      ---------
Financing activities:
     Proceeds from long-term debt             1,930,350                439,650   484,659
     Principal and premium payments
        on long-term debt             (2,396,397)       (47,979)      (463,357)
     Repurchase of subsidiary's warrants                                       --     (89,924)       --
     Net proceeds from issuance of
        common stock                     434,511         14,564          3,617
     Deferred financing costs                 --             --            (5,534)
                                        ---------      ---------       --------
            Net cash (used in) provided
              by financing activities    (31,536)       316,311         19,385
                                        ---------      ---------      ---------
            Increase (decrease) in cash and
              cash equivalents           (62,698)        63,422       (207,125)
                                               (continued)
/TABLE

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                              YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                         (Dollars In Thousands)
                                                         1993            1992           1991
                                                         ----            ----           ----
Cash and cash equivalents,
  beginning of year                                   201,606         138,184        345,309
                                                    ---------       ---------       ---------
Cash and cash equivalents, end of year               $138,908        $201,606       $138,184
                                                    =========       =========       =========


                            SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid (received) for:

   Interest                                          $427,264        $454,359       $525,071
                                                     ========        ========        ========

   Income taxes                                  $58,457         $30,012       $(68,958)




/TABLE

Form 8-K/A#3                      American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

1.   Summary of significant accounting policies:

     Principles of consolidation:

     The consolidated financial statements include the accounts of McCaw Cellular Communications, Inc., a Delaware corporation, and its majority-owned subsidiary companies (the Company), including LIN Broadcasting Corporation, together with its subsidiaries (LIN).

     The Company s consolidated financial statements include 100% of the assets, liabilities and results of operations of subsidiaries (both corporations and partnerships) in which the Company has a voting interest of greater than 50%. The ownership interest of the other interest holders is reflected as minority interests. Losses in consolidated corporations (including LIN s) attributable to minority interest holders in excess of their respective share of the subsidiaries net equity are not eliminated in consolidation. All significant intercompany accounts and transactions have been eliminated.

     Certain reclassifications were made to prior years amounts to conform with the 1993 presentation.

     Operations:

     The Company s activities primarily consist of the acquisition of interests in cellular licensees and the construction, operation and expansion of cellular, air-to-ground, messaging and broadcasting communications systems. The Company has experienced substantial net losses, exclusive of gains on dispositions of assets, and has had insufficient internally generated funds to cover capital, operating expenditures and debt service since its inception.

     Cash and cash equivalents:

     Cash equivalents consist of repurchase obligations, certificates of deposit, commercial paper and other investments with a maturity of 90 days or less when purchased. The carrying amount reported in the balance sheets for cash and cash equivalents approximates fair value.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


1.   Summary of significant accounting policies (continued):

     Marketable securities:

     The Company invests excess cash in marketable securities which include equity and debt securities, certificates of deposit and other investment instruments with maturities greater than 90 days when purchased. Marketable securities are stated at the lower of aggregate cost or market value. At December 31, 1993 and 1992, aggregate cost approximated market value. The Company recognized net gains of approximately $1.1, $1.0 and $13.5 million on sales of marketable securities in 1993, 1992 and 1991, respectively. The gains are reflected in the accompanying statements of operations as gain on dispositions of assets, net.

     Revenue recognition:

     Cellular and air-to-ground air time is recorded as revenue as earned. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges and messaging services generally are billed in advance and recognized as revenue when the services are provided. Broadcast revenue is billed when contracted and recognized during the period the advertising is aired or appears in publications.

     Property and equipment:

     Property and equipment are stated at cost. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized. Gains or losses on disposition of property and equipment are reflected in income currently. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are generally 10 to 12 years for cellular, 2 to 12 years for messaging, 10 to 20 years for broadcast, 3 to 12 years for air-to-ground and 3 to 5 years for other equipment. Leasehold improvements are amortized using the straight-line method over the terms of the leases.

     During 1993 certain cellular equipment was identified for early replacement and reduced to its estimated realizable value (see Footnote 4--Property and equipment).

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


1.   Summary of significant accounting policies (continued):

     Licensing costs:

     Licensing costs primarily represent costs incurred to develop or acquire cellular and messaging licenses. Generally, amortization begins with the commencement of service to customers and is computed using the straight-line method over a period of 40 years.

     Other intangible assets:

     Other intangible assets primarily represent costs allocated in acquisitions to customer contracts, broadcast licenses, network affiliations and goodwill. Customer contracts are amortized using the straight-line method over the expected term of the customers service, generally 3 years. Broadcast licenses, network affiliations and goodwill are amortized using the straight-line method over a period of 40 years.

     Income taxes:

     The Company provides for income taxes currently payable and for deferred income taxes resulting from temporary differences in the recognition of income and expense for financial reporting and tax reporting purposes.

     During the first quarter of 1993, the Company retroactively adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," effective January 1, 1991. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. The principal impact of SFAS No. 109 on the Company relates to the requirement that a deferred tax liability be provided to recognize the differences in book and tax basis for certain intangible assets recorded as a result of purchase business combinations, such as the Company s acquisition of LIN and LIN s acquisition of Metromedia s indirect interest in the New York City licensee. The adoption of SFAS No. 109 retroactive to January 1, 1991 resulted in an increase to the 1991 net loss for the cumulative effect of the change of $1,956 million or $10.78 per share and an increase of the deferred tax liability of $1,956 million.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


1.   Summary of significant accounting policies (continued):

     Net loss per share:

     Net loss per share is computed based on the weighted average number of common and common equivalent shares outstanding during the year. In the years where the Company has reported a net loss, only common shares outstanding are considered since the assumed conversion of options and convertible securities would be antidilutive. The computation of 1992 and 1991 net loss per share also reflects the accretion of the mandatory repurchase obligation of McCaw Cellular, Inc. (MCI) warrants net of the accretion of warrants held by the Company.

     Recently issued accounting standards:

     In December 1992, the Financial Accounting Standards Board issued Statement No. 112, Employers Accounting for Postemployment Benefits. This statement is effective for fiscal years beginning after December 15, 1993 and requires accrual of the expected cost of benefits provided to former or inactive employees after employment but before retirement either over the period of employment or as an expense at the date of the event giving rise to the benefits. The Company has decided to adopt Statement No. 112, effective January 1, 1994. All such postemployment benefits provided by the Company in prior years have not been material, and accordingly, the adoption of Statement No. 112 will not have a material impact on the financial position or results of operations of the Company.


2.   Significant acquisitions and dispositions:

     1993 Transactions:

     On January 8, 1993, the Company and Associated Communications Corporation (Associated) completed the formation of a joint venture combining Associated s 6% interest in Bay Area Cellular Telephone Company (BACTC) and the Company s 50% interest in the Buffalo, New York A Block cellular system (AM Partners). Associated and the Company each have a 50% ownership interest in AM Partners. In addition, Associated purchased the Company s 34.17% interest in the A Block cellular system in Albany, New York, its 100% interest in the A Block cellular system in Glens Falls, New York and its 28.57% interest in the A Block cellular system in Rochester, New York. The total price for the three combined interests was approximately $85.6 million on

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


2.   Significant acquisitions and dispositions (continued):


     which the Company recognized an after tax gain of approximately $35.5 million.

     On September 1, 1993, the Company and PacTel, a subsidiary of Pacific Telesis Group, completed the formation of a 99-year joint venture combining PacTel s 61.1% interest in BACTC and its approximate 34% interest in the A Block cellular system in Dallas and the Company s 32.9% interest in BACTC, certain of its interests in the A Block cellular systems in Vallejo, Santa Rosa and Carmel/Monterey/Salinas, California, and certain of its interests in the A Block cellular systems in Kansas City, St. Joseph and Lawrence, Kansas/Missouri (collectively, CMT Partners). PacTel and the Company each have a 50% ownership interest in CMT Partners. In addition, PacTel directly purchased the Company s 100% interest in the A Block cellular system in Wichita, Kansas and an approximate 78% interest in the A Block cellular system in Topeka, Kansas for $100 million. The Company recognized an after tax gain on the sale of approximately $56 million, subject to certain purchase price adjustments.

     The primary effect on the consolidated balance sheet of the formation of CMT Partners, net of cash, was to increase investments approximately $97.7 million, decrease property and equipment approximately $55.0 million and decrease licensing costs and other intangible assets approximately $44.5 million.

     The Company completed the acquisition of interests in several A Block cellular licensees in exchange for approximately 2.2 million shares of the Company s Class A Common Stock for an approximate $96.1 million.


     1992 Transaction:

     On January 7, 1992, the Company completed the acquisition from Crowley Cellular Telecommunications Limited Partnership, of its 100% interests in the A Block cellular systems in Waco, Texas and Daytona Beach, Florida, as well as certain minority interests in other cellular systems for approximately $107 million in cash.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


2.   Significant acquisitions and dispositions (continued):

     1991 Transaction:

     On September 20, 1991 the Company sold to BellSouth Enterprises, Inc. (BellSouth) the Company s cellular interests in Indiana, Wisconsin and Illinois (Upper Midwest Cellular Systems) for approximately $360 million in cash and BellSouth s approximate 29% interest in the A Block cellular system in Rochester, New York valued at $21.0 million. In addition, as part of the transaction, the Company released Graphic Scanning Corporation (Graphic) from a pending lawsuit and terminated the pending formation of a joint venture between the Company and Graphic to which the Company would have contributed the cellular interests sold to BellSouth and Graphic would have contributed its 50% interest in Milwaukee, Wisconsin. Under the joint venture agreement, the Company would have had to pay Graphic approximately $50 million in exchange for an additional interest in the profits of the joint venture. The termination of the joint venture agreement eliminated this contingent obligation. The Company recognized an after tax gain of approximately $153.3 million on the sale.

3.   Other current assets

                                                 December 31,
                                             1993            1992
                                             ----            ----
                                                 (In thousands)

          Inventories                      $40,190          $20,268
          Accounts and notes receivable     36,603           16,343
          Prepaids and other                29,248           15,306
                                           -------          -------
                                          $106,041          $51,917
                                          ========          =======

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


4.        Property and equipment:

                                                 December 31,
                                             1993            1992
                                             ----            ----
                                                 (In thousands)

          Cellular                      $1,579,839       $1,310,765
          Messaging                        106,148          102,401
          Broadcast                         99,766           95,566
          Air-to-ground                     68,954               --
          Other                            264,635          219,095
                                           -------          -------
                                         2,119,342        1,727,827
          Less accumulated
           depreciation and
           amortization                    784,330          494,322
                                           -------          -------
                                         1,335,012        1,233,505

          Construction in progress         281,468          205,553
                                           -------          -------
                                        $1,616,480       $1,439,058
                                        ==========       ==========


          During 1993, the Company entered into agreements to replace and upgrade certain cellular equipment in its Minnesota, Rocky Mountain and Southwest markets during 1994 and 1995. The new equipment will be digital compatible. As a result, the Company adjusted the cellular equipment to reflect its estimated realizable value at the time of replacement. The excess of net book value of the cellular equipment over the estimated realizable value as of its replacement date has been reflected as a valuation loss on equipment in the accompanying financial statements.

5.        Investments:

          Subsidiary corporations and joint ventures in which the Company has investments with voting interests of at least 20% but not more than 50% are reported on the equity method. Under the equity method, investments are stated at cost and are adjusted for the Company s share of undistributed earnings and losses. Partnerships in which the Company has ownership interests not exceeding 50% are also reported on the equity method. The excess of the Company s investment over the underlying book value of the investees net assets

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


5.        Investments (continued):

          has been allocated to licensing costs and customer contracts and is being amortized consistent with the amortization periods for those assets. Amortization of this excess of $45.9, $74.3 and $73.9 million for the years ended December 31, 1993, 1992 and 1991, respectively, is reflected in the accompanying statements of operations in equity in income of unconsolidated investees. At December 31, 1993 and 1992, the investments accounted for under the equity method exceeded the Company s share of the underlying net assets by approximately $1,447.0 and $1,599.5 million, respectively.

          Ownership percentages of significant investees are as follows:

                                                 December 31,
                                             1993            1992
                                             ----            ----
          Equity investments held
          directly by the Company:

           CMT Partners(1)                  50.00%              --

           Bay Area Cellular
           Telephone Company(1)                --            32.90%

           AM Partners(1)                   50.00%              --

           Buffalo Telephone Company(1)        --            50.00%

           Albany Telephone Company(1)         --            34.17%

           Genesee Telephone Company
           (Rochester, NY)(1)                  --            28.57%

           Cybertel Cellular Telephone
           Company (St. Louis, MO)          15.00%           15.00%

           Northeast Pennsylvania Cellular
           Telephone Company                   --            34.26%

           SmarTone Limited (Hong Kong)     27.00%           27.00%

           Movitel del Noroeste, SA de CV
             (States of Sinaloa and
             Sonora, Mexico)                22.00%           22.00%

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


5.        Investments (continued):

                                                  December 31,
                                             1993             1992
                                             ----             ----

           Cellular One Group               48.75%           48.75%

          Equity investments held
          by LIN(2):

            Houston Cellular Telephone
          Company                           56.25%           56.25%

            Los Angeles Cellular
          Telephone Company                 39.97%           39.97%

            Metrophone (Philadelphia)       49.99%           49.99%

          American Mobile Satellite
          Corporation(3)                    12.49%           32.35%

          Galveston Cellular
          Telephone Company(4)              42.07%           41.93%

(1) See Footnote 2 for description of transactions affecting the Company s equity investment interests in 1993.

(2) LIN s ownership percentages reflect LIN s equity interest in each investee. LIN s voting interest in both Houston Cellular Telephone Company and Los Angeles Cellular Telephone Company was 50% at December 31, 1993 and 1992.

(3) At December 31, 1993 and 1992 the Company, excluding LIN, held a 4.91% and 12.72% direct interest in American Mobile Satellite Corporation
          (AMSC), respectively. LIN owned an interest of 7.58% and 19.63% at December 31, 1993 and 1992, respectively. The fair value of the Company s investment in AMSC at December 31, 1993 is approximately $62.8 million based on the closing price of AMSC s publicly traded stock.

(4) At December 31, 1993 and 1992 the Company, excluding LIN, held a 7.47% and 9.76% direct interest in Galveston Cellular Telephone Company.
          LIN owned an interest of 34.60% and 32.17% at December 31, 1993 and 1992, respectively.

Form 8-K/A#3                                                         American Telephone and Telegraph Company
August 16, 1993
                                    McCAW CELLULAR COMMUNICATIONS, INC.
                                          AND SUBSIDIARY COMPANIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             DECEMBER 31, 1993

5. Investments (continued):

   The following is a summary of combined results of operations and financial position of these significant investments accounted for under the equity method:

                                                                       Investments held directly by:
                                                 -------------------------------------------------------------
                                                 LIN      McCaw           LIN      McCaw           LIN      McCaw
                                      1993      1993      1992      1992      1991      1991
                                      -----          -----          -----          -----          -----          -----
                                                             (In thousands)

Revenues                                   $760,800  $368,400  $654,800  $301,100  $537,000  $240,900
                                        ========  ========  ========  ========  ========  ========
Net income                                   $255,700   $76,200  $238,100   $59,600  $207,800   $47,000
                                        ========  ========  ========  ========  ========  ========
Current assets                          $183,600  $101,000  $137,500   $82,400  $119,500   $89,700
Other                                         488,000   528,200   423,700   369,000   366,300   266,700
                                        --------  --------  --------  --------  --------  --------
    Total assets                             $671,600  $629,200  $561,200  $451,400  $485,800  $356,400
                                        ========  ========  ========  ========  ========  ========
Current liabilities                     $128,000   $66,600  $ 83,200  $ 75,500   $75,600   $84,800
Other                                         100,900    63,900   130,900    83,400    42,500    23,600
                                        --------  --------  --------  --------  --------  --------
    Total liabilities                         228,900   130,500   214,100   158,900   118,100   108,400

Equity                                   442,700   498,700   347,100   292,500   367,700   248,000
                                        --------  --------  --------  --------  --------  --------
    Total liabilities and equity             $671,600  $629,200  $561,200  $451,400  $485,800  $356,400
                                        ========  ========  ========  ========  ========  ========
/TABLE

Form 8-K/A#3                        American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993


6.    Accrued expenses:

                                                    December 31,
                                                1993            1992
                                                ----            ----
                                                    (In thousands)


              Interest                        $12,611          $71,346
              Income taxes                     34,241           45,340
              Payroll and related benefits     55,913           38,571
              Business taxes                   39,543           32,064
              Other                           191,173          138,731
                                              -------          -------
                                             $333,481         $326,052
                                             ========         ========


7.           Long-term debt:

                                                    December 31,
                                                1993            1992
                                                ----            ----
                                                    (In thousands)

              McCaw Bank Credit
              Facilities (a)               $3,400,000       $2,229,650

              LIN Bank Credit
              Facilities (b)                1,698,338        1,769,682

              Senior and senior subordinated
              notes and debentures (c)             --        1,195,555

              Convertible senior subordinated
              debentures (d)                       --          399,720

              Other (e)                        50,333           58,692
                                              -------          -------
                                            5,148,671        5,653,299
              Less current portion            158,925           90,906
                                              -------          -------
                                           $4,989,746       $5,562,393
                                           ==========       ==========

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

   (a)  McCaw Bank Credit Facilities

        The Company has arranged $4,000 million in financing with a group of banks through two Revolving Credit and Term Loan Agreements. During the fourth quarter of 1993, the Company renegotiated its existing $3,000 million Bank Credit Facility and entered into a new $1,000 million Bank Credit Facility (together the McCaw Bank Credit Facilities). The renegotiation of the $3,000 million facility resulted in an extension of the commencement of principal repayment from June of 1994 to March of 1996 and a change in certain financial covenants and other terms. Included in other expenses is approximately $79 million in nonrecurring charges associated with the McCaw Bank Credit Facilities.

        Under the McCaw Bank Credit Facilities, interest is payable at an applicable margin above the prevailing prime, LIBOR or CD rate. Interest is fixed for a period ranging from one month to twelve months, depending on availability of the interest basis selected, although if the Company selects a prime-based loan, the interest rate will fluctuate during the period as the prime rate fluctuates.

        The Company does not expect its operations to generate sufficient cash to meet its expenditure requirements for the next few years. In order to meet its substantial debt service obligations and to fund its other operating and capital requirements, the Company will have to borrow significant additional amounts under the McCaw Bank Credit Facilities. There are conditions in the McCaw Bank Credit Facilities which must be satisfied before the banks will lend additional amounts. If these conditions are not satisfied, the banks may conclude it is not in their best interests to lend additional amounts to the Company. Among these conditions are ratios of senior debt and combined debt to cash flow (as defined in the McCaw Bank Credit Facilities) and cash flow to combined debt service. (See Footnote 16 -- Merger with American Telephone and Telegraph Company.)

        Beginning March 31, 1996 and at the end of each fiscal quarter thereafter until the maturity date (which will be on or about March 31, 2000), the Company will be required to make payments amortizing the amount

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

   (a)  McCaw Bank Credit Facilities (continued):

        outstanding under the McCaw Bank Credit Facilities on December 31, 1995. In addition, the Company will be required to apply cash proceeds from certain sales of assets and, after January 1, 1996, its excess cash flow (as defined in the McCaw Bank Credit Facilities), to the prepayment of loans. At December 31, 1993, $2,550 million was outstanding under the $3,000 million facility and $850 million was outstanding under the $1,000 million facility. As of March 15, 1994, the Company has borrowed net additional amounts of $80 million under its Bank Credit Facilities. The weighted average interest rate was 4.85% for the $3,000 million facility and 4.74% for the $1,000 million facility at December 31, 1993. The McCaw Bank Credit Facilities provide for annual fees of .5% of the unused commitments.

        At December 31, 1993, the Company has interest rate protection in the form of a swap arrangement and interest caps on LIBOR covering $100 million and $800 million, respectively, of the outstanding amounts on the McCaw Bank Credit Facilities. These arrangements expire between February 1994 and March 1996.

        The book value of the amounts outstanding under the McCaw Bank Credit Facilities at December 31, 1993 accrue interest at a variable rate plus an applicable margin as described above. Since the borrowings are repriced for periods ranging from one month to twelve months based on changes in the market rates, the book value of the amounts outstanding under the Bank Credit Facilities at December 31, 1993 approximate fair value.

   (b)  LIN Bank Credit Facilities

        LIN has arranged financing through two bank facilities. LIN Cellular Network, Inc. (LCNI), a wholly owned subsidiary of LIN (owning all of LIN's cellular operations other than Philadelphia), has an aggregate of $1,476 million outstanding and $240 million available as of December 31, 1993 (the Cellular Facility). LIN Television Corporation (LTC), a wholly owned subsidiary of LIN (owning all of LIN's television operations other than WOOD-TV), has $222 million outstanding and no additional amounts available as of

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

   (b)  LIN Bank Credit Facilities (continued):

        December 31, 1993 (the Broadcast Facility), (collectively the LIN Bank Credit Facilities).

        During the second quarter of 1993, LIN renegotiated its Cellular Facility. This resulted in an extension in the commencement of amortization of the $400 million revolving portion of the Cellular Facility from September 1993 to March 1996 and a change in certain financial covenants and other terms.

        At December 31, 1993, $222 million was outstanding under the Broadcast Facility and $1,476 million was outstanding under the Cellular Facility. As of March 15, 1994, LIN has not borrowed additional amounts under its Bank Credit Facilities.

        Under the LIN Bank Credit Facilities, interest is payable at the prevailing prime, LIBOR or CD rate, plus an applicable margin. Interest is fixed for a period ranging from one month to twelve months, depending on availability of the interest basis selected, although if LIN selects a prime-based loan, the interest rate will fluctuate during the period as the prime rate fluctuates. The applicable margin for each loan will be determined each quarter on the basis of the borrowing subsidiaries' ratio of adjusted senior debt to cash flow (as defined in the LIN Bank Credit Facilities).

        There are conditions in the LIN Bank Credit Facilities which must be satisfied before the banks will lend additional amounts. If these conditions are not satisfied, the banks may conclude it is not in their best interest to lend additional amounts to LIN. Among these conditions are ratios of senior debt and combined debt to cash flow and cash flow to debt service or fixed charges (as defined in the LIN Bank Credit Facilities).

        On March 31, 1991 and September 30, 1993, LTC and LCNI, respectively, began making payments amortizing the amounts outstanding under the LIN Bank Credit Facilities. Quarterly payments will continue until December 31, 1998 for LTC and June 30, 2000 for LCNI.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

   (b)  LIN Bank Credit Facilities (continued):

        In addition, both LTC and LCNI will be required to apply cash proceeds from certain sales of assets, not reinvested in similar assets, and excess cash flow (as defined in the LIN Bank Credit Facilities) to the prepayment of loans. LIN has not guaranteed the repayment of amounts under the LIN Bank Credit Facilities.

        The weighted average interest rate was 4.46% and 4.69% for the Cellular and Broadcast Facilities, respectively, at December 31, 1993. The Cellular and Broadcast Facilities provide for annual fees of .5% of the unused commitments. In order to manage interest rate exposure, LIN has entered into interest rate swap and cap agreements covering $50 million and $840 million of its outstanding debt, respectively, as of December 31, 1993. The costs of the interest caps are deferred and charged to interest expense over their respective lives.

        The book value of the amounts outstanding under the LIN Bank Credit Facilities at December 31, 1993 accrue interest at a variable rate plus an applicable margin as described above. Since the borrowings are repriced for periods ranging from one month to twelve months based on the changes in the market rates, the book value of the amounts outstanding at December 31, 1993 approximate fair value.

   (c) On December 31, 1993, the Company redeemed for cash all of its outstanding 12.75% senior notes of MCI, 13% senior subordinated notes of MCI, 12.95% senior subordinated debentures and 14% senior subordinated debentures. The redemption price on the 12.75% senior notes was 100% of the $125 million principal amount, plus accrued interest. The redemption price on the 13% senior subordinated notes was 103% of the $150 million principal amount, plus accrued interest. The redemption price of the 12.95% senior subordinated debentures was 104.6% of the approximate $531 million principal amount, plus accrued interest. The redemption price on the 14% senior subordinated debentures was 104.9% of the $400 million principal amount, plus accrued interest. The Company paid

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

        premiums of approximately $48 million on the redemption of the notes and charged to expense approximately $25 million in unamortized financing costs and original issue discounts. All costs associated with the early redemption, net of related income tax benefit, are reflected as an extraordinary item in the accompanying financial statements.

        During 1991, the Company exchanged 2.4 million shares of Class A Common Stock for $68.7 million principal amount of outstanding 12.95% Senior Subordinated debentures.

   (d) On March 4, 1993, the Company announced the redemption of all its outstanding 8% convertible senior subordinated debentures and all its outstanding 11.5% convertible senior subordinated discount debentures. Between the announcement of the redemption and the termination on March 31, 1993 of the right of holders to convert, approximately $113.9 million of the 8% debentures were converted into approximately 3.8 million shares of the Company s Class A Common Stock. On April 5, 1993, the Company redeemed the remaining $0.3 million of the 8% debentures and $285.5 million of the 11.5% debentures for cash.

   (e) Debt included in Other has interest rates that float with the prime rate and reprices as the prime rate changes; therefore, book value approximates fair value at December 31, 1993.

   Funds available under the McCaw Bank Credit Facilities can only be utilized by the Company and certain of its subsidiaries other than LIN. Proceeds from LIN s Credit Facilities are only available to LIN and its subsidiaries.

   The McCaw Bank Credit Facilities, the LIN Bank Credit Facilities and certain of the other loan agreements described above contain restrictions relating to (i) investments in certain subsidiaries, (ii) the incurrence of debt, (iii) distributions and dividends to stockholders, (iv) mergers and sales of assets, (v) prepayments of subordinated indebtedness, (vi) the creation of liens, and (vii) the issuance of preferred stock. In addition, the Company and its subsidiaries are required to maintain compliance with certain financial covenants.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

7. Long-term debt (continued):

   Following is a schedule of maturities of long-term debt for each of the next five years and thereafter:

             Year Ending December 31,                 Maturities
                                                   (In thousands)

                       1994                            $158,925
                       1995                             198,749
                       1996                             588,951
                       1997                             970,137
                       1998                           1,208,909
                    Thereafter                        2,023,000
                                                      ---------
                                                     $5,148,671
                                                     ==========

   The stock of substantially all subsidiaries of the Company and of LIN and their ownership interests in entities holding cellular licenses are pledged or encumbered as security for the Company s and LIN s indebtedness.

   The terms of various indebtedness incurred by the Company, LIN and the Company s operating systems restrict dividends or other distributions and loans by the Company, LIN and such systems.


8. Redeemable preferred stock of a subsidiary:

   On August 10, 1990, LIN completed its acquisition of Metromedia Company s interest in the New York City A Block licensee (the Metromedia Transaction). In addition to the cash portion of the purchase price for the Metromedia interests, LIN s subsidiary, LCH, issued $850 million of newly issued Class A Redeemable Preferred Stock (the LCH Preferred Stock) to Metromedia. Metromedia has subsequently transferred the LCH Preferred Stock to a subsidiary of Comcast Corporation.

   The holder of the LCH Preferred Stock is entitled to appoint two members of the LCH Board of Directors and will be entitled to dividends if and when declared by the Board. Under the terms of the Preferred Stock, LCH is accruing dividends at the rate of 15.8% per year. LCH is not required to declare or pay dividends in cash, but such dividends are cumulative and must be paid in the event of certain redemptions of the Preferred Stock.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                        McCAW CELLULAR COMMUNICATIONS, INC.
                             AND SUBSIDIARY COMPANIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1993

8. Redeemable preferred stock of a subsidiary (continued):

   LCH may redeem the Preferred Stock at any time at a price equal, at its option, to either:

   (1) delivery of all of the issued and outstanding capital stock of LCH s subsidiary (LIN-Penn), which holds LIN's ownership interest in the Philadelphia A Block cellular system and its GuestInformant specialty publishing business, plus cash equal to 15% of the fair market value of all businesses (currently, only WOOD, formerly WOTV, LIN's broadcast business in Grand Rapids-Kalamazoo-Battle Creek, Michigan) then operated by LCH (the "Operating Business Portion"); or

   (2) a cash amount equal to the greater of (a) the fair market value of the issued and outstanding capital stock of LIN-Penn plus the Operating Business Portion and (b) $850 million, plus, in each case, dividends which would have accrued on the Preferred Stock from the issuance date (to the extent not previously paid) at the rate of 15.8% per year.

   LCH is required to redeem the Preferred Stock in the year 2000 (if not redeemed prior to such time) at a price comparable to that described above. In certain circumstances, the holder of the LCH Preferred Stock may require the corporate parent of LCH to purchase the LCH Preferred Stock. The terms of the Stock Acquisition Agreement executed pursuant to the issuance of the LCH Preferred Stock contains numerous covenants pertaining to LCH which, among other things, include restrictions on (i) the incurrence of debt, (ii) liens, (iii) forgiveness of debt, (iv) mergers, etc., (v) disposition of assets, and (vi) dispositions of certain stock.

   Management estimates the fair value of the Preferred Stock at December 31, 1993 to be $554.8 million. This represents the estimated fair value of the capital stock of LIN-Penn plus 15% of the Operating Business Portion at December 31, 1993, based on various valuation approaches.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


9. Stockholders  investment:

   Stock option plans:

   The Company's various stock option plans that were adopted by the Company s Board of Directors are summarized below.

   Equity Purchase Program:

   The Amended and Restated Equity Purchase Program (EPP) provides for the issuance of restricted stock and grants of incentive stock options, non-qualified stock options and stock appreciation rights
   (SARs). The maximum number of shares of Class A Common Stock authorized for issuance under the EPP is 12,000,000 shares.

   1987 Stock Option Plan:

   Under the 1987 Stock Option Plan, 319,000 shares of Class A Common Stock are authorized for issuance on exercise of non-qualified options. All options expire ten years and one day from the date of grant. The options are considered compensatory, and the Company recognized compensation expense over the vesting period, which ended in 1989, based on the excess of the fair market value of the Class A Common Stock at the measurement date over $6.75 per share, the exercise price of the option.

   1983 Non-Qualified Stock Option Plan:

   This plan provides for the grant of rights to purchase shares of Class A and Class B Common Stock under a non-qualified stock option plan and through SARs. Under the terms of the amended plan, 15,000,000 shares in the aggregate of Class A and Class B Common Stock are authorized for grant. These options are exercisable at any time within a period of fifteen years from the date of grant. The options are considered compensatory, and the Company recognizes compensation expense over the vesting period based on the excess of the fair market value of the Class A Common Stock at the measurement date over the exercise price of the option.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


9. Stockholders' investment (continued):

   Stock option plans (continued):

   1992 Stock Option Plan for Non-Employee Directors:

   The 1992 Stock Option Plan for Non-Employee Directors (Director Plan) provides for the grant of options to acquire up to a total of 100,000 shares of the Company's Class A Common Stock, to be granted to each non-employee director who was not elected or appointed to the Board by virtue of their affiliation with BT USA. Grants of 1,000 shares per director are automatically received annually. The exercise price is equal to the fair market value of the stock on the date of grant. The options are fully vested and immediately exercisable on the date of grant. Options are exercisable for ten years.

   1992 Stock Option Plan for British Telecom Directorships:

   This plan provides for the grant of options to acquire up to a total of 25,000 shares of the Company's Class A Common Stock. BT USA will automatically receive annual grants of 1,000 shares for each BT Director who is then serving on the Board. The exercise price is equal to the fair market value of the stock on the date of grant and the options are fully vested and immediately exercisable on the date of grant. Options are exercisable for ten years.

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            DECEMBER 31, 1993

9. Stockholders' investment (continued):

   Stock option plans (continued):

   Activity of the plans is summarized as follows:

                                                     1993           1992           1991
                                                     ----           ----           ----
               Options outstanding,
                 beginning of year             11,188,747       12,390,747      10,864,261
               Options granted                  2,531,704        2,632,197       2,279,492
               Options exercised               (1,771,563)      (3,752,483)       (615,470)
               Options canceled or forfeited      (97,847)         (81,714)       (137,536)
                                                ----------       ----------      ----------
               Options outstanding,
                 end of year                   11,851,041       11,188,747      12,390,747
                                                ==========       ==========      ==========

     Range of option prices are as follows:

               Options exercised              $1.00-$39.00     $0.41-$25.00    $2.29-$25.00

               Options outstanding,
                 end of year                  $1.00-$50.50     $1.00-$39.00    $0.41-$39.00
/TABLE

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


9.   Stockholders' investment (continued):

     Stock option plans (continued):

     At December 31, 1993, 6,120,853 options to purchase the Company s Class A and Class B Common Stock were exercisable, 5,730,188 were exercisable subject to vesting and 5,637,754 shares were available for option grant.

     Employee stock purchase plan:

     The Employee Stock Purchase Plan (ESPP) provides for the purchase of shares of Class A Common Stock through regular payroll deductions.
     The total number of shares authorized to be issued under the ESPP is 500,000. The ESPP expires in August 1997, and restricts an employee to purchase no more than $25,000 of stock in any calendar year under any qualified employee stock purchase plan. Shares may be issued to eligible employees on the last day of each calendar month. The purchase price is 85% of the average of the bid and asked price of the Class A Common Stock on such a date. During 1993, 108,884 shares of Class A Common Stock were purchased at prices ranging from $27.52 to $48.20 per share.

     Warrant repurchase:

     On June 18, 1992, MCI, a wholly owned subsidiary of the Company, called for the repurchase of all of the warrants issued to purchase an aggregate of 2,250,000 shares of MCI common stock effective July 1, 1992. These warrants contained a mandatory redemption requirement in which MCI was obligated to repurchase the warrants no later than July 1, 1997. The repurchase price at July 1, 1992 of $60.4523 per share represented the minimum value as set forth in the warrant agreement. The final redemption of approximately $89.9 million did not include the 762,495 warrants held by the Company.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


10.  Shareholders  agreements:

     Certain controlling shareholders of the Company have entered into a shareholders agreement which, among other things, contains provisions relating to the election of directors and other voting agreements, procedures in the event of a sale of the Company and certain restrictions on the conversion, transfer or sale of common stock of the Company. Certain controlling shareholders of the Company have also entered into a shareholders agreement with British Telecom.
     This agreement also contains provisions relating to the election of directors, procedures in the event of a sale of the Company and restrictions on the transfer or sale of common stock of the Company.

     Both agreements expire in 1999 and include renewal options for an additional period not to exceed ten years. All parties to the shareholders agreement and British Telecom voted all their shares in favor of the Merger with AT&T (See Footnote 16 -- Merger with American Telephone and Telegraph Company).

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


11.  Income taxes:

     Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax basis of assets and liabilities given the provisions of the enacted tax laws. The components of the net deferred tax liability are as follows:

                                                 December 31,
                                             1993            1992
                                             ----            ----
                                                 (In thousands)

          Deferred tax liabilities:
           Property and equipment,
             licensing costs and
             other intangibles         $2,115,261       $1,967,690
           Other                           26,975           48,334
                                       ----------       ----------
           Total deferred tax
             liability                  2,142,236        2,016,024
                                       ----------       ----------
          Deferred tax assets:
           Net operating loss
             and alternative
             minimum tax credit
             carry forwards              (130,485)        (116,443)
           Finance costs                  (30,189)              --
           Other                          (30,300)              --
                                        ----------      ----------
                                         (190,974)        (116,443)
           Valuation allowance              4,425               --
                                        ----------      ----------
           Total deferred tax asset      (186,549)        (116,443)
                                        ----------       ----------
          Net deferred tax liability   $1,955,687       $1,899,581
                                        ==========      ==========

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

11.       Income taxes (continued):

          The components of income tax (expense) benefit exclusive of the tax effect of the extraordinary item, are as follows:

                                         Year Ended December 31,
                                         1993       1992      1991
                                         ----       ----      ----
                                              (In thousands)

           Current:
             Federal                 $(72,519)  $(22,265)     $(1,250)
             State                     (7,869)   (25,780)     (18,944)
                                      -------    -------      -------
                                      (80,388)   (48,045)     (20,194)
                                      -------    -------      -------
           Deferred:
             Federal                   14,182     78,793       41,993
             State                    (31,713)     4,244        5,018
                                      -------    -------      -------
                                      (17,531)    83,037       47,011
                                      -------    -------      -------
                                     $(97,919)   $34,992      $26,817
                                     =========   =======      =======

           At December 31, 1993, the Company, exclusive of LIN, has approximately $172 million of regular tax operating loss carry forwards which expire in the years 2007 and 2008. The Company, exclusive of LIN, has alternative minimum tax credits aggregating approximately $33 million, which carry forward indefinitely for federal income tax purposes. These credits can be used in the future to the extent that the Company s regular tax liability exceeds their liability calculated under the alternative minimum tax system.

           The Omnibus Budget Reconciliation Act of 1993 increased the corporate tax rate to 35% from 34% effective January 1, 1993. Pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company recorded an additional tax expense of $49.6 million, with a corresponding increase in deferred tax liability.

           The following table reconciles the amount which would be provided by applying the 35% federal income tax rate in 1993, and the 34% federal income tax rate in 1992 and 1991, to income (loss) before (expense) benefit for income taxes to the income taxes actually provided.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


11.        Income taxes (continued):

                                         Year Ended December 31,
                                         1993       1992      1991
                                         ----       ----      ----
                                              (In thousands)

           (Expense) benefit
             assuming federal
             statutory rates          $(8,245)   $57,783     $ 52,203

           Amortization of goodwill    (4,744)    (5,875)      (6,012)
           State and local taxes,
             net of federal tax
             benefit                  (39,860)   (14,214)      (9,191)
           Equity investments           2,019      4,169        3,770
           Tax expense not
             provided on minority
             partners  share
             of income                  4,126      4,734        3,343
           Increase in federal
             statutory rate           (49,568)        --           --
           Other                       (1,647)   (11,605)     (17,296)
                                     --------    --------     --------
                                     $(97,919)   $34,992      $26,817
                                     =========   =======      =======


12.        Retirement benefits:

           LIN has a contributory retirement plan covering certain employees of LIN and its wholly owned television subsidiaries who meet certain requirements, including length of service and age. Pension benefits vest upon completion of five years of service and are computed, subject to certain adjustments, by multiplying 1.25% of the employee's last three years average annual compensation times the number of years of credited service. Funding is based upon legal requirements and tax considerations. No funding was required during the three year period ended December 31, 1993.

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            DECEMBER 31, 1993

12.        Retirement benefits (continued):

           The components of LIN's net pension expense for 1993, 1992 and 1991 are as follows:

                                                       1993           1992           1991
                                                            ----              ----              ----
                                                                    (In thousands)
Service cost of current period                         $791           $583          $ 454

Interest cost on projected
  benefit obligation                                  2,632          2,458          2,241

Actual return on plan assets                           (962)        (2,053)        (7,812)

Net amortization of unrecognized net
  transition assets and deferral of
  variance from actual return on assets                (906)           466          6,494
                                                     -------        -------        -------
Net pension expense                                  $1,555         $1,454         $1,377
                                                     =======        =======        =======

/TABLE

Form 8-K/A#3                                                      American Telephone and Telegraph Company
August 16, 1993
                                   McCAW CELLULAR COMMUNICATIONS, INC.
                                        AND SUBSIDIARY COMPANIES
                               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            DECEMBER 31, 1993
12.       Retirement benefits (continued):

          The following table sets forth the LIN pension plans' funded status and amounts recognized in the balance sheets at December 31, 1993 and 1992:
                                                        1993                                    1992
                                               -----------------------  -----------------------
                                               Funded       Unfunded    Funded       Unfunded
                                                   ------         --------       -------        --------
                                                                 (In thousands)
          Actuarial present value of
            accumulated plan benefits
            (including vested benefits
            of $35,385 in 1993
            and $31,247 in 1992)             $36,668        $ 370       $32,165       $216
                                             ========     ========      ========  ========
          Plan assets at fair value,
            primarily publicly traded
            stocks and bonds                 $37,593          $--      $ 37,783        $--

          Less projected benefit obligation
            for service rendered to date      38,896          641        33,394        360
                                             --------     --------      --------  --------
          Plan assets in excess of
            (less than) projected
            benefit obligation                (1,303)        (641)        4,389       (360)

          Unrecognized prior service cost      6,603           76         7,831         90

          Unrecognized net (gain) loss        (2,005)         262        (7,182)       109

          Unrecognized net transition asset
            being recognized over 15 years    (2,507)        (130)       (2,820)      (146)
                                             --------     --------      --------  --------
          Prepaid (accrued) pension cost
            included in balance sheet           $788        $(433)      $ 2,218      $(307)
                                             ========     ========      ========  ========
/TABLE

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


12.  Retirement benefits (continued):

     The assumed weighted average discount rate was 7.0% for 1993 and 7.75% for 1992 and 1991. The rate of increase in future compensation levels is assumed to be 5.5% for 1993 and 7.0% for 1992 and 1991. The expected long-term rate of return on assets is assumed to be 8.0% for 1993 and 8.5% for 1992 and 1991.

     Due to a change in the Internal Revenue Service code section 415 limits in April 1992, plan benefit changes resulting from the change in control of LIN that were expected to be paid from the unfunded plan have been shifted to the funded plan for the year ended 1992. As a result of this change, $1.1 million of the accrued liability of the unfunded plan was shifted to the funded plan during 1992.

13.  Commitments and contingencies:

     Lease commitments:

     The Company is committed under operating leases principally for facilities, cell sites and office space, and other operating agreements with remaining terms from one to twenty-three years with options for additional periods. Certain leases provide for payment by the lessee of taxes, maintenance and insurance.

     Future minimum payments required under operating leases and agreements that have an initial or remaining noncancellable lease term in excess of one year at December 31, 1993 are summarized below:

                    Year ending December 31,
                    1994                                $51,030
                    1995                                 45,992
                    1996                                 39,649
                    1997                                 33,591
                    1998                                 27,626
                    Thereafter                          161,377
                                                       --------
                                                       $359,265
                                                       ========
               Total rent expense amounted to approximately $53.9, $46.6, and $36.9 million in 1993, 1992 and 1991, respectively.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993



13.  Commitments and contingencies (continued):

     Litigation:

     In May 1990, a suit was filed in the United States District Court for the District of Columbia against the Company by the former owners (the Charisma Group) of cellular interests which the Company acquired in 1986 and 1987 and some of which the Company sold in its transaction with Contel Cellular Inc. (the Charisma Litigation). The suit alleges that the transaction with Contel breached an agreement that would have required the Company to share with the Charisma Group up to 25% of the net capital gains from such sale.

     During the same period that the Company acquired cellular interests from the Charisma Group in 1986 and 1987, the Company also acquired similar interests from Maxcell Telecom Plus, Inc. (Maxcell). On November 1, 1993, Maxcell and its parent, Telecom Plus, Inc. (TPI) filed a suit in the Circuit Court, Palm Beach County, Florida alleging that the Company made certain oral representations to the former owners of Maxcell that they would be treated identically to the Charisma Group in connection with their sale of interests to the Company, and that the alleged agreement made by the Company with the Charisma Group violated that oral agreement (the TPI Litigation). In an apparent response to defendant's motion to dismiss, plaintiff filed an amended complaint. Plaintiff s allegations in the amended complaint include claims for fraud, breach of contract, breach of implied contract, interference with contract, breach of fiduciary duty, constructive trust, promissory estoppel, breach of covenant of good faith and fair dealing, conspiracy and concealment. Various types of relief including rescission, reformation, damages and punitive damages are sought. Former owners of Charisma are co-defendants individually and as class defendants.

     The Company believes that the Plaintiffs in both suits are not entitled to the relief sought and is defending the lawsuits vigorously. The Company initially filed a response to the complaint denying the allegations in the Charisma Litigation and asserting various affirmative defenses, and has subsequently filed counter claims and third-party claims in such litigation. The Company also filed two motions for summary judgment dismissing the Charisma Litigation. The

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993



13.  Commitments and contingencies (continued):

     Litigation (continued):

     Court denied those summary judgment motions. Discovery in the Charisma Litigation is proceeding; no trial date has been set. In the TPI Litigation, defendant's motion to dismiss is still pending. Management believes the results of the Charisma Litigation and the TPI Litigation will not have a material adverse impact on the financial position or results of operations of the Company.

     On August 15, 1993, the Company entered into a Memorandum of Understanding which would result in the settlement of the litigation entitled In re McCaw Cellular Communications, Inc. Shareholders Litigation, Consolidated Civil Action No. 12793, described in the Company s Current Report on Form 8-K, dated November 17, 1992. The settlement is subject to approval by the court, consummation of the Company s proposed merger with American Telephone and Telegraph Company (AT&T) and other customary conditions. The defendants have denied, and continue to deny, that they have committed any violations of law and, as the Memorandum of Understanding states, are entering into the settlement solely to eliminate the burden and expense of further litigation. If approved, the settlement will release all claims of the Company s stockholders in connection with or that arise out of the subject matter of the action, the Company s proposed strategic alliance with AT&T (which was abandoned when the proposed merger with AT&T was agreed to), the proposed merger, the negotiation and consideration of such transactions, and the fiduciary or disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing. It is expected that the Company s stockholders separately will be provided a notice containing further information regarding the proposed settlement and related proceedings, including a settlement hearing to be scheduled by the court.

     The Company is also party to certain litigation in the ordinary course of business and to routine filings with the FCC, state regulatory authorities and other proceedings which management believes are immaterial to the Company.

Form 8-K/A#3                                                         American Telephone and Telegraph Company
August 16, 1993

                                    McCAW CELLULAR COMMUNICATIONS, INC.
                                          AND SUBSIDIARY COMPANIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             DECEMBER 31, 1993

14.     Segment information:

   The operations of the Company are classified into three business segments -- cellular, broadcast and other operations.
   Other operations primarily consist of air-to-ground and messaging operations.  The cellular segment incurs costs on behalf of the other segment primarily associated with accounting, information and legal services.  These costs have been identified and are allocated to the other segment.

   Following is certain financial information for the segments at December 31, 1993, 1992 and 1991 and for each of the years then ended.  Identifiable assets by business segment include assets directly identified with those operations and exclude intersegment investments, loans and advances.  Intersegment sales are insignificant.  Capital expenditures include amounts allocated to property and equipment in acquisitions.


            1993                           Cellular    Broadcast          Other         Corporate    Total
            ----                           --------    ---------          -----         ---------    -----
        (In thousands)

        Net revenues                           $1,919,371    $145,533       $129,906             $--   $2,194,810

        Depreciation and amortization            357,377       9,631          35,678             913    403,599

        Valuation loss on equipment              123,559          --             --               --    123,559

        Income (loss) from operations            263,725       56,753        (37,144)   (23,256)   260,078

        Capital expenditures                     483,930       8,276         106,171             406    598,783

        Identifiable assets(1)                  8,022,392     649,242        223,771          169,524    9,064,929


/TABLE

Form 8-K/A#3                                                                 American Telephone and Telegraph Company
August 16, 1993

                                    McCAW CELLULAR COMMUNICATIONS, INC.
                                          AND SUBSIDIARY COMPANIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             DECEMBER 31, 1993
14.       Segment information (continued):

            1992(2)                          Cellular    Broadcast          Other       Corporate     Total
            -------                          --------    ---------          -----       ---------     -----
         (In thousands)

         Net revenues                            $1,486,193    $142,920      $ 114,223           $--       $1,743,336

         Depreciation and amortization             344,873        8,758         30,768           800          385,199

         Income (loss) from operations             230,004       58,011         (8,194)     (20,329)    259,492

         Capital expenditures                 370,961       4,361          38,015          10,351     423,688

         Identifiable assets(1)                   7,909,090     655,655        148,331         242,369   8,955,445


            1991                             Cellular    Broadcast          Other       Corporate      Total
            ----                             --------    ---------          -----       ---------      -----
         (In thousands)

         Net revenues                            $1,135,240    $129,481      $ 100,850             $--  $1,365,571

         Depreciation and amortization             305,027        8,753         30,467             601     344,848

         Income (loss) from operations              84,735       51,724         (3,554)     (17,115)    115,790

         Capital expenditures                 496,827        5,693         12,989             736     516,245

         Identifiable assets(1)                   7,673,303     660,997        117,090         276,247   8,727,637

____________
(1)  Corporate assets consist principally of cash, cash equivalents and marketable securities.
(2)  Certain reclassifications have been made in order to be consistent with current year presentation.

/TABLE

Form 8-K/A#3                                                         American Telephone and Telegraph Company
August 16, 1993

                                    McCAW CELLULAR COMMUNICATIONS, INC.
                                          AND SUBSIDIARY COMPANIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             DECEMBER 31, 1993
15.     Quarterly results of operations (unaudited):

   The financial information presented below reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to a fair presentation of the results for the interim periods.

   Summarized quarterly financial data for 1993 and 1992 is as follows:

                                                                    1993 Quarter
                                                        First         Second(1)      Third        Fourth
                                                        -----         ------         -----        ------
                                                                   (In thousands)

             Net revenues                           $479,968    $540,477   $562,616    $611,749

             Operating and corporate expenses        302,868     329,820    354,087     420,799
             Depreciation                             50,286      52,564     56,684      65,705
             Valuation loss on equipment                  --      46,583         --      76,976
             Amortization of intangible assets        47,759      43,182     43,229      44,190
                                                    --------    --------   --------    --------
             Income from operations                   79,055      68,328    108,616       4,079

             Other expense, net                      (93,064)    (90,424)  (137,320)   (166,552)
                                                    --------    --------   --------    --------
             Loss before extraordinary item          (14,009)    (22,096)   (28,704)   (162,473)

             Extraordinary item:  Loss on
              early extinguishment of debt,
              net of income tax benefit                   --          --         --     (45,034)
                                                    --------    --------   --------    --------
             Net loss                               $(14,009)   $(22,096) $ (28,704)  $(207,507)
                                                    ========    ========   ========   =========
             Per share amounts:
              Loss before extraordinary item          $(0.07)    $ (0.11)    $(0.14)    $ (0.78)
              Extraordinary item:
                Loss on early extinguishment
                of debt, net of income
                tax benefit                               --          --         --       (0.22)
                                                    --------    --------   --------    --------
             Net loss                                 $(0.07)     $(0.11)    $(0.14)     $(1.00)
                                                    ========    ========   ========    ========

/TABLE

Form 8-K/A#3                                                         American Telephone and Telegraph Company
August 16, 1993

                                    McCAW CELLULAR COMMUNICATIONS, INC.
                                          AND SUBSIDIARY COMPANIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             DECEMBER 31, 1993
15.          Quarterly results of operations (unaudited) (continued):
                                                                       1992 Quarter
                                                          First         Second      Third         Fourth
                                                          -----         ------      -----         ------
                                                                   (In thousands)

             Net revenues                           $374,747    $426,394   $447,961    $494,234

             Operating and corporate expenses        251,873     260,523    270,805     315,444
             Depreciation                             38,160      45,480     46,288      49,819
             Amortization of intangible assets        51,377      51,569     52,583      49,923
                                                    --------    --------   --------    --------
             Income from operations                   33,337      68,822     78,285      79,048

             Other expense, net                     (132,397)   (134,643)  (136,264)   (141,794)
                                                    --------    --------   --------    --------
             Net loss                               $(99,060)   $(65,821)  $(57,979)   $(62,746)
                                                   =========   =========  =========   =========
             Net loss per share                       $(0.56)    $ (0.38)    $(0.32)    $ (0.34)
                                                   =========   =========  =========   =========


      _____________
             Net loss per share is computed independently for each of the quarters presented.  Therefore, the sum of the quarterly net loss per share amounts will not necessarily equal the total for the year.

             (1)  Certain reclassifications were made to conform to year-end presentation.
/TABLE

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                      McCAW CELLULAR COMMUNICATIONS, INC.
                            AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993


16.  Merger with American Telephone and Telegraph Company:

     On August 16, 1993, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) with AT&T, pursuant to which the Company would become a wholly owned subsidiary of AT&T and each share of Class A Common Stock and Class B Common Stock of the Company would be converted into one AT&T common share, subject to certain adjustments. Each outstanding option to purchase the Company s stock would be assumed by AT&T and would be exercisable for a proportionate number of AT&T common shares. The merger has been approved by the respective Boards of Directors of AT&T and the Company and the Company's stockholders, but is subject to the satisfaction of several conditions, including the receipt of necessary governmental consents.

     Each party will have a right to terminate the Merger Agreement if it has not closed by September 30, 1994. Separately, AT&T has agreed to purchase at the Company s option, exercisable in the event the Merger Agreement is terminated, approximately 11.7 million newly issued shares of the Company s Class A Common Stock at $51.25 per share, for a total price of $600 million. This right will not be exercisable if the merger is completed. Such transaction would be subject to the receipt of necessary governmental approvals, which have not yet been applied for or received.

     Pursuant to the Merger Agreement, on February 8, 1994, the Company, through a wholly owned subsidiary, entered into a credit agreement with AT&T under which an aggregate of $350 million is available (the AT&T Credit Agreement). Under the AT&T Credit Agreement, interest is payable quarterly at an applicable margin in excess of the prevailing LIBOR rate and is fixed for a period ranging from one month to twelve months. Amounts outstanding under the AT&T Credit Agreement are due and payable two years after the earlier of (i) the closing under the Merger Agreement or (ii) the termination of the Merger Agreement. The AT&T Credit Agreement provides for fees of .5% per annum on the unused portion of the $350 million commitment. The assets of the wholly owned subsidiary are pledged as security for this debt. As of March 15, 1994, $67.5 million was outstanding and $282.5 million was available under the AT&T Credit Agreement.

     Separately, on February 23, 1993, AT&T purchased approximately 14.5 million newly issued shares of the Company's Class A Common Stock at $27.625 per share, for a total price of $400 million.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993


                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



     The following Unaudited Pro Forma Combined Statements of Income and Balance Sheet give effect to the Merger on a pooling-of-interests basis of accounting. These Unaudited Pro Forma Combined Financial Statements have been prepared from the historical consolidated financial statements of AT&T and McCaw and should be read in conjunction therewith.

     This pro forma combined information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

     The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger as if it had occurred on December 31, 1993, combining the balance sheets of AT&T and McCaw at December 31, 1993. The Unaudited Pro Forma Combined Statements of Income give effect to the Merger as if it had occurred at the beginning of the period presented, combining the results of AT&T and McCaw for the year ended December 31, 1993.

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993
                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          Year Ended December 31, 1993
                (Dollars in millions, except per share amounts)
                                           Historical     Pro Forma
                                          AT&T   McCaw Adjustments Combined
Sales and Revenues
Telecommunications services.........   $39,863  $1,760             $41,623
Products and systems................    17,798       -              17,798
Rentals and other services..........     6,991     435               7,426
Financial services and leasing......     2,504       -               2,504
     Total revenues.................    67,156   2,195              69,351

Costs
Telecommunications services.........    24,718     821              25,539
Products and systems................    10,809       -              10,809
Rentals and other services..........     3,331     236               3,567
Financial services and leasing......     1,711       -               1,711
     Total costs....................    40,569   1,057              41,626

Gross Margin........................    26,587   1,138              27,725
Operating Expenses
Selling, general and administrative
  expenses..........................    16,782     878              17,660
Research and development expenses...     3,069       -               3,069
Provisions for business
  restructuring.....................       498       -                 498
     Total operating expenses.......    20,349     878              21,227

Operating income....................     6,238     260               6,498
Other income, net...................       541     139                 680
Loss on sale of stock by a
  subsidiary........................         9       -                   9
Interest expense....................       566     394                 960
Income before income taxes,
  preferred stock dividend of a
  subsidiary, extraordinary item
  and cumulative effects
  of accounting changes.............     6,204       5               6,209
Provision for income taxes .........     2,230      98               2,328
Provision for preferred stock
  dividend of a subsidiary..........         -     134                 134
Extraordinary Item:  Loss on extin-
  guishment of debt, net of income
  tax benefit.......................         -      45                  45

Income (loss) before cumulative
  effects of accounting changes.....     3,974    (272)              3,702
Cumulative effects on prior years of
  changes in accounting for:
     Postretirement benefits, net...     7,023)      -              (7,023)
     Postemployment benefits, net...    (1,128)      -              (1,128)
     Income taxes...................       383       - $(1,840)(3C) (1,457)
Cumulative effects of
  accounting changes................    (7,768)      - $(1,840)     (9,608)

Net loss............................   $(3,794)  $(272)$(1,840)    $(5,906)

                                  (continued)

       F-50                       American Telephone and Telegraph Company
Form 8-K/A#3
August 16, 1993

                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                  (continued)
                          Year Ended December 31, 1993
                (Dollars in millions, except per share amounts)

                                           Historical       Pro Forma
                                          AT&T  McCaw  Adjustments Combined

Weighted average common shares
  outstanding.......................       1,353  203    (12)(3B)    1,544
Per common share:
Income before cumulative effects of
  accounting changes................     $  2.94                    $ 2.40
Cumulative effects of accounting
  changes...........................       (5.74)                    (6.22)

Net loss............................     $ (2.80)                   $(3.83)

Dividends declared per common share.     $  1.32                    $ 1.32

See accompanying notes to unaudited pro forma combined financial statements

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993
                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1993
                             (Dollars in millions)

                                    Historical           Pro Forma
                                   AT&T   McCaw     Adjustments Combined
ASSETS
Cash and temporary cash
  investments ................. $   532  $  139                  $   671
Receivables, net of allowances
  Accounts receivable .........  11,933     327                   12,260
  Finance receivables .........  11,370       -                   11,370
Inventories ...................   3,187      40                    3,227
Deferred income taxes .........   2,079       -                    2,079
Other current assets ..........     637     123                      760
     Total current assets .....  29,738     629                   30,367

Property, plant and
  equipment, net ..............  19,397   1,616                   21,013
Licensing costs, net ..........       -   3,995                    3,995
Investments ...................   1,503   1,961      $(400)(3B)    3,064
Finance receivables ...........   3,815       -                    3,815
Prepaid pension costs .........   3,576       -                    3,576
Other assets, net .............   2,737     864        (39)(3C)    3,562

TOTAL ASSETS .................. $60,766  $9,065      $(439)      $69,392

LIABILITIES and
  DEFERRED CREDITS
Accounts payable .............. $ 4,694  $  159                  $ 4,853
Payroll and benefit-related
  liabilities .................   3,746      56                    3,802
Postretirement and postemploy-
  ment benefit liabilities ....   1,301       -                    1,301
Debt maturing within one year .  10,904     159                   11,063
Dividends payable .............     448       -                      448
Other current liabilities .....   4,241     347                    4,588
     Total current liabilities.  25,334     721                   26,055

Long-term debt, including
  capital leases ..............   6,812   4,990                   11,802
Postretirement and postemploy-
  ment benefit liabilities.....   9,082       -                    9,082
Other liabilities .............   4,298      65                    4,363
Deferred income taxes .........     275   1,956                    2,231
Unamortized investment tax ....
  credits .....................     270       -                      270
Other deferred credits.........     263       -                      263
     Total liabilities and
       deferred credits .......  46,334   7,732                   54,066

Minority interests.............     582      66                      648
Redeemable preferred stock
  of a subsidiary .............       -   1,305                    1,305
                                  (continued)

Form 8-K/A#3                       American Telephone and Telegraph Company
August 16, 1993

                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (continued)

                               December 31, 1993
                             (Dollars in millions)


                                 Historical              Pro Forma
                                AT&T   McCaw       Adjustments  Combined
SHAREOWNERS' EQUITY
Common stock ...............  $ 1,352   $    2     $ 192 (3A)   $ 1,546
Additional paid-in capital .   12,028    2,889      (192)(3A)    14,325
                                                    (400)(3B)
Guaranteed ESOP
  obligation ...............     (355)       -                     (355)
Foreign currency translation
  adjustments ..............      (32)       -                      (32)
Retained earnings (deficit).      857   (2,929)      (39)(3C)    (2,111)
     Total shareowners'
       equity (deficiency) .   13,850      (38)     (439)        13,373

TOTAL LIABILITIES
  & SHAREOWNERS' EQUITY ....  $60,766   $9,065     $(439)       $69,392






See accompanying notes to unaudited pro forma combined financial statements.

Form 8-K/A#3                  American Telephone and Telegraph Company
August 16, 1993

                AT&T AND SUBSIDIARIES AND McCAW AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                (Dollars in millions, except per share amounts)

Note 1 - Historical Presentation

     Certain amounts reported in McCaw's historical financial statements have been reclassified to conform to the AT&T presentations in the accompanying Unaudited Pro Forma Combined Balance Sheet and Statement of Income. Such reclassifications are not material to the Unaudited Pro Forma Combined Financial Statements.

Note 2 - Exchange Ratio

     As set forth in the Merger Agreement, the Exchange Ratio will be one AT&T Common Share for each share of McCaw Common Stock; provided, however, that (i) in the event the Closing Date Market Price of one AT&T Common Share (as such terms are defined in the Merger Agreement) is less than $53.00, the Exchange Ratio will be equal to $53.00 divided by the Closing Date Market Price of one AT&T Common Share, but in no event greater than
1.111 AT&T Common Shares, and (ii) in the event the Closing Date Market Price of one AT&T Common Share is greater than $71.73, the Exchange Ratio will be equal to $71.73 divided by the Closing Date Market Price of one AT&T Common Share, but in no event less than .909 of an AT&T Common Share. For purposes of the Unaudited Pro Forma Combined Financial Statements, an Exchange Ratio of one AT&T Common Share per share of McCaw Common Stock (as defined in the Merger Agreement) is assumed. If the maximum exchange ratio of 1.111 were assumed, pro forma combined (loss) per share for the year ended December 31, 1993 would be $(3.77).

Note 3 - Other Pro Forma Adjustments

     (A) The McCaw Common Stock account has been adjusted to reflect the assumed exchange of one AT&T Common Share, par value $1.00 per share, for each of approximately 194.1 million shares of McCaw Common Stock, par value $.01 per share, outstanding at December 31, 1993 (excluding shares of McCaw Common Stock held by AT&T - see Note 3(B)). The difference between the par value of the AT&T Common Shares and the par value of the McCaw Common Stock, after giving effect to the assumed Exchange Ratio, is reflected as a reduction to additional paid-in capital of $192.

     (B) The $400 investment by AT&T in 14.5 million shares of Class A Common Stock purchased in February 1993 has been eliminated. The weighted average common shares outstanding for the year ended December 31, 1993 have been adjusted to eliminate the impact of this purchase.

     (C) McCaw's historical financial statements reflect the adoption of SFAS No. 109, "Accounting for Income Taxes," retroactive to January 1, 1991. AT&T adopted SFAS No. 109 effective January 1, 1993. For conformity purposes, the pro forma combined information for AT&T and McCaw has been adjusted as if McCaw had adopted SFAS No. 109 on January 1, 1993. Such adoption would result in the use of different tax assumptions related to intangible assets McCaw acquired in purchase business combinations in 1991 and 1992 that would increase the cumulative effect of adopting SFAS No. 109

Form 8-K/A#3                  American Telephone and Telegraph Company
August 16, 1993


by $39. Accordingly, the pro forma combined net income and earnings per common share have been decreased $1,840 and $1.19 for the year ended December 31, 1993, respectively. Pro forma combined total assets and shareowners' equity have been decreased $39 at December 31, 1993. Also, effective January 1, 1993, AT&T adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." When McCaw adopts SFAS No. 112, the impact on McCaw financial statements is expected to be immaterial.

     (D) No adjustments have been reflected in the Unaudited Pro Forma Combined Financial Statements for direct expenses related to the Merger. Direct expenses included in the historical periods presented have not been adjusted for in the Unaudited Pro Forma Combined Financial Statements. Such amounts are not material.

     (E) No adjustments to eliminate intercompany transactions and balances have been made in the Unaudited Pro Forma Combined Financial Statements as such amounts are not material.

     (F) The cash dividends per common share in the Unaudited Pro Forma Combined Financial Statements reflect AT&T's cash dividends declared in the period presented. McCaw has never paid cash dividends on the McCaw Common Stock.

Note 4 - Federal Income Tax Consequences of the Merger

     The Unaudited Pro Forma Combined Financial Statements assume that the Merger qualifies as a "tax-free" reorganization for federal income tax purposes.

Form 8-K/A#3                  American Telephone and Telegraph Company
August 16, 1993



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                AMERICAN TELEPHONE AND TELEGRAPH COMPANY





                            By  S. L. Prendergast
                                Vice President and Treasurer




April 18, 1994

                                 Exhibit Index


Exhibit
Number

 23.1     Consent of Arthur Andersen & Co.

 23.2     Consent of Ernst & Young